UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012 (November 28, 2012)

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, CH-8200, Schaffhausen, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Randall J. Hogan, Chairman and Chief Executive Officer of Pentair Ltd. (the “Company”), has entered into a prearranged stock trading plan to exercise stock options and effect a same day sale of the underlying shares of Company stock. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The general purpose of the plan is to exercise stock options that will expire on January 6, 2015.

Rule 10b5-1 plans permit directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company stock. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.

The plan expires December 31, 2013 and provides for the sale of approximately 10 percent of Mr. Hogan’s current aggregate holdings of Company stock and of stock options. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities Exchange Commission. The Form 4 filings will also be posted on Pentair’s investor relations website.

The plan was adopted during an authorized trading period at a time when Mr. Hogan was not in possession of material, non-public information.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 3, 2012.

PENTAIR LTD.
Registrant

By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer